Exhibit 99.1
Franklin Bank, S. S. B. Submits Call Report for First Quarter 2008
and Amended Call Reports for Third and Fourth Quarters of 2007
HOUSTON, May 1, 2008 (PRIME NEWSWIRE) — On April 30, 2008, Franklin Bank, S. S. B. (the “Bank”), a subsidiary of Franklin Bank Corp. (Nasdaq:FBTX) (AMEX:FBK-P.LF) (“Franklin”), submitted to the Federal Deposit Insurance Corporation (the “FDIC”) its call report for the quarter ended March 31, 2008. In addition, the Bank also submitted to the FDIC amended call reports for the periods ended September 30, 2007 and December 31, 2007.
The Bank is required to submit to the FDIC, on a quarterly basis, its Consolidated Reports of Condition and Income, referred to herein as “call reports.” The Bank’s call reports are prepared in accordance with instructions issued by the Federal Financial Institutions Examination Council and include a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period covered by each call report. The publicly available portions of the Bank’s call reports, once posted by the FDIC, are available on the FDIC’s website at http://www4.fdic.gov/call_tfr_rpts/.
As previously reported, Franklin’s filing of its annual report on Form 10-K for the year ended December 31, 2007 has been delayed. Based on Franklin’s ongoing review and evaluation of its 2007 financial statements, certain changes to the Bank’s previously submitted call reports are necessary.
The findings requiring the amendments to the Bank’s call report for the period ended September 30, 2007 will result in an amendment of Franklin’s Form 10-Q previously filed for that period (the “September Form 10-Q”). Accordingly, the information contained in the September Form 10-Q should no longer be relied upon. Franklin will file an amended Form 10-Q for the quarter ended September 30, 2007 as soon as practicable.
On January 31, 2008, Franklin made a press release reporting its results of operation for the three months and year ended December 31, 2007. In light of the amendments to the Bank’s call report for the period ended December 31, 2007, the information contained in the January 31, 2008 press release should no longer be relied upon.
The financial results reported in the Bank’s call reports submitted to the FDIC reflect the operations of the Bank only, and do not include holding company operations of Franklin. In addition, financial information contained in the Bank’s call reports is unaudited and, in accordance with Franklin’s customary practice, has not been reviewed by Franklin’s independent accountants. While the Bank’s call reports submitted yesterday reflect the best information available as of the time of their submission, in accordance with generally accepted accounting principles, the information in the Bank’s call reports is subject to possible revision as a result of events that occur subsequent to the submission of these call reports since the books and records of Franklin for 2007 have not yet been closed. Furthermore, the call reports submitted yesterday may be amended upon the outcome of the board audit committee investigation previously reported or the audit of Franklin’s financial statements. Accordingly, the information contained in the following discussion of the Bank’s amended call reports for the nine months ended September 30, 2007 (the

“Amended September Call Report”) and for the twelve months ended December 31, 2007 (the “Amended December Call Report”), and the Bank’s call report for the three months ended March 31, 2008 (the “March 2008 Call Report”), is subject to these and the other qualifications contained in this press release.
Subsequent to the initial submission of the September 2007 call report and December 2007 call report, the Bank determined that the accounting for certain delinquent single family loans being serviced by third parties, other real estate owned, and the Bank’s newly created single family loan modification programs to mitigate foreclosure losses (established pursuant to a proposal by President Bush in August 2007) should be revised. The revisions have been made and are reflected in the amended call reports submitted yesterday.
As a result of not filing Franklin’s Form 10-K timely and thereby not being able to finalize the 2007 financial results, information we obtained subsequent to each quarter end (e.g. losses realized on foreclosures or declines in value of collateral) provided additional data for management to use in its evaluation of estimates and of values associated with liabilities and assets which must be recorded in the quarter during which the liabilities and assets were originally valued as if the knowledge of the new values existed at that time, rather than in the quarter that the new valuation data was obtained. This has affected our financial results because we must consider in these results all relevant information that becomes available prior to the issuance of the 2007 financial statements. Franklin continues to evaluate the impact of subsequent information obtained while the December 2007 books and records remain open.
Amended September Call Report
Including the changes discussed above, the Bank reported, in the Amended September Call Report for the nine month period then ended, net income of $22.4 million, net interest income of $83.0 million, and non-interest expense of $56.3 million, an allowance for loan and lease losses of $21.9 million, a provision of $11.7 million, and net charge-offs of $6.1 million. The Bank also reported, in the Amended September Call Report, total loans of $4.2 billion, total assets of $5.7 billion, and nonperforming assets of $134.8 million, including $44.5 million in REO and $90.3 million in nonperforming loans.
Amended December Call Report
Including the changes discussed above, the Bank reported, in the Amended December Call Report for the twelve month period then ended, a net loss of $52.1 million, net interest income of

$109.7 million, and non-interest expense of $143.8 million, an allowance for loan and lease losses of $52.2 million, a provision of $52.5 million, and net charge-offs of $16.6 million. The Bank also reported, in the Amended December Call Report, total loans of $4.1 billion, total assets of $5.7 billion, and nonperforming assets of $228.7 million, including $52.1 million in REO and $176.6 million in nonperforming loans.
March 2008 Call Report
In the March 2008 Call Report, the Bank reported for the three months ended March 31, 2008 a net loss of $35.2 million, net interest income of $19.8 million, and non-interest expense of $46.4 million, an allowance for credit losses of $63.4 million, a provision of $19.8 million, and net charge-off of $8.5 million. The Bank also reported, in the March 2008 Call Report, total loans of $3.9 billion, total assets of $5.9 billion, and nonperforming assets of $356.4 million, including $81.7 million in REO and $274.7 million in nonperforming loans.
Total Capital
As of March 31, 2008 the Bank remains well capitalized under standard rules and regulations of the FDIC with a Leverage Ratio of 6.35%, a Tier 1 Risk-Based Capital Ratio of 9.03%, and a Total Risk-Based capital ratio of 10.66%. Notwithstanding the Bank’s well capitalized position, Franklin is actively pursuing additional capital to augment its present capital position and to enhance long-term shareholder value.
Forward Looking Statements
This announcement includes forward-looking statements. These forward-looking statements include comments with respect to the goals, objectives, expectations, strategies, and the results of Franklin’s operations and business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. Franklin does not undertake, and hereby disclaims, any duty to update these forward-looking statements even though the situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements as a number of factors could cause future results to differ materially from these statements.
Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which Franklin operates, and changes in economic, political, regulatory and technological conditions, including continuation for a prolonged period of current conditions in the housing, mortgage and credit markets. Other specific risks related to Franklin include the following: the results of the final audit of Franklin’s financial statements; the results of the pending investigation of the Audit Committee as discussed in this press release and in Franklin’s press release on March 14, 2008;

the decision of the Nasdaq regarding the appeal filed by Franklin, as discussed in Franklin’s press release on April 7, 2007; the decision of the AMEX regarding the compliance plan Franklin has filed with the AMEX, as discussed in the press release dated April 22, 2008; the potential inability to successfully implement its growth business strategy; the integration of businesses that may be acquired; Franklin’s limited operating history; the potential unavailability of external financing; reliance on brokered deposits; the geographic concentration of its business, commercial real estate and consumer loan portfolios, including a significant concentration in California; the potential unavailability of single family loans for bulk purchase; the portion of the single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom Franklin does business; credit risk associated with smaller borrowers in its mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which the Franklin is subject; the possibility that allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of the information systems; the potential inability to obtain the third-party information services on which it relies; and environmental risks associated with foreclosure on real estate properties. Franklin cautions that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.
Contact: Russell McCann at (713) 339-8999